                                 EXHIBIT 23.2

                         Consent of Ernst & Young LLP

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-_____) pertaining to the Stock Option Plan of Pittsburgh Home Financial Corp. of our report dated November 8, 1996, with respect to the consolidated financial statements of Pittsburgh Home Financial Corp. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.




                                                 ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
January 14, 1997